UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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OWENS REALTY MORTGAGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 27, 2018, Owens Realty Mortgage, Inc. issued a press release, a copy of which is attached hereto as Exhibit 1.

Exhibit 1

OWENS REALTY MORTGAGE, INC. APPOINTS ANN MARIE MEHLUM TO THE
COMPANY’S BOARD OF DIRECTORS

WALNUT CREEK, Calif., June 27, 2018 -- Owens Realty Mortgage, Inc. (NYSE American: ORM) (the “Company”), a specialty finance mortgage company, announced that it has appointed Ann Marie Mehlum to its Board of Directors (the “Board”) as an independent Class I director, effective today.

“We are excited to have Ann join our Board,” said Dennis Schmal, the Company’s independent Chairman of the Board. “Ann brings a wealth of experience in various markets, such as commercial lending, regulatory compliance and financial management through her service as a CEO and director of a bank, and we expect her to add immediate value to the boardroom as we continue to execute on a strategy to maximize value to all stockholders over the long term. In addition to increasing diversity on our Board, we continue to make strides in the execution of our strategic plan, which we expect will increase capital returns to stockholders and close the gap between our NAV and stock price. We are pleased to make today’s substantial announcement as part of our goal of driving value for all stockholders.”

“I am excited to be joining ORM’s dynamic Board. I have enjoyed my dialogue with the Company during the past several months,” said Ms. Mehlum. “I believe that ORM is in a unique position to address demand for small balance commercial loans as it continues to dispose of its real estate assets. I look forward to being part of a governance team that is open to new ideas while remaining focused on stockholders’ interests.”

Ms. Mehlum, 65, currently serves as a director of Summit Bank (OTCMKTS: SBKO), an independent community bank of which she served as the founding CEO from its inception in 2003 until 2013. She also serves as a director of SmartBiz Loans, an online loan and technology platform and of Beau Delicious International, LLC, a franchisor for Café Yumm fast casual restaurants. From 2013 to 2016, Ms. Mehlum served as Associate Administrator for Capital Access in the U.S. Small Business Administration. From 1984 to 2003, Ms. Mehlum served as a Senior Vice President and Chief Credit Administrator of Siuslaw Bank, a state charted community bank that has since been acquired by Banner Bank. In addition to her corporate experience, Ms. Mehlum has served on federal and state advisory boards, including as a Federal Representative Advisory Board Member of the US Department of Treasury’s Community Development Financial Institutions Fund, Advisory Council Member of the FDIC Community Bank and Board Member of the Oregon Growth Fund. Ms. Mehlum earned a master of business administration from the University of California, Berkeley in 1981 and a bachelor’s degree in economics and Norwegian from Pacific Lutheran University in 1975 and held a Series 7 FINRA General Securities License.

About Owens Realty Mortgage, Inc.

Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of commercial real estate mortgage loans. We provide customized, short-term acquisition and transition capital to small balance and middle-market investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term stockholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about the Company's plans, strategies, prospects, and anticipated events, including the transactions or other items discussed in this press release, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identities of the Company’s directors and executive officers, and their direct or indirect interests, by security holdings or otherwise, are set forth in the proxy statement and other materials filed with the SEC in connection with the 2018 Annual Meeting. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement, and any other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. These documents are also available at no charge in the “SEC Filings & Reports” section of the Company’s website at www.owensmortgage.com.